Exhibit 99.1

Sound Financial Records Ninth Straight Profitable Quarter

Net Interest Margin Continues to Improve

SEATTLE--(BUSINESS WIRE)--May 2, 2012--Sound Financial, Inc. (the “Company”) (OTCBB:SNFL), holding company for Sound Community Bank, today reported net income for the quarter ended March 31, 2012, of $546,000, or $0.18 per diluted share, as compared to consolidated net income of $496,000, or $0.17 per diluted share, for the quarter ended March 31, 2011. Return on Average Assets was 0.64% for the quarter ended March 31, 2012, compared to 0.60% for the quarter ended March 31, 2011. Total consolidated assets increased to $348.7 million as of March 31, 2012, compared to $339.7 million as of December 31, 2011.

This is the ninth consecutive quarter of positive earnings for the Company.

Highlights as of and for the quarter ended March 31, 2012, include:

- Net Interest Margin improved 5 basis points to 5.23% for the quarter ended March 31, 2012, from 5.18% for the quarter ended March 31, 2011.

- Efficiency Ratio decreased to 47.91% for the quarter ended March 31, 2012, compared to 63.23% for the quarter ended March 31, 2011.

- Deposit Cost of Funds was 0.73% for the quarter ended March 31, 2012, compared to 0.94% for the quarter ended March 31, 2011.

- Provision for Loan losses increased to $1.5 million for the quarter ended March 31, 2012, from $825,000 for the quarter ended March 31, 2011.

- Non-Performing Loans to Gross Loans was 2.57% as of March 31, 2012, compared to 2.06% as of March 31, 2011.

- Non-Performing Assets to Total Assets was 2.81% as of March 31, 2012, compared to 2.82% as of March 31, 2011.

As previously announced, the Company was also informed by the Office of the Comptroller of the Currency that the Memorandum of Understanding (“MOU”) dated July 8, 2010, with Sound Community Bank was terminated effective March 14, 2012.

Laurie Stewart, President and CEO, said, “Net earnings continue to grow quarter over quarter. Our net interest margin continues to improve as we remain focused on enhancing our core deposit franchise and maintaining quality loan relationships with our clients.”

As also previously announced, on January 27, 2012, the Board of directors announced a Plan of Conversion and Reorganization pursuant to which the Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure and will undertake a “second-step” stock offering of shares of common stock of a new state-chartered corporation formed in connection with the conversion.

	At March 31, 2012

		At December 31, 2011
Selected Financial Condition Data:	(Unaudited - in thousands)
Total assets	$348,697	$339,740
Cash and cash equivalents	25,409	17,031
Loans receivable, net	296,393	295,641
Loans held for sale	1,139	1,807
Available for sale securities (at fair value)	3,035	2,992
Deposits	307,777	299,997
Borrowings	8,346	8,506
Stockholders’ equity	29,466	28,713

	For the Three Months Ended
	March 31,
	2012	2011
Selected Operations Data:	(Unaudited - in thousands)
Total interest income	$4,563	$4,648
Total interest expense	601	752
Net interest income	3,962	3,896
Provision for loan losses	1,500	825
Net interest income after provision	2,462	3,071
Service charges and fee income	550	522
Mortgage servicing income	177	135
Fair value adjustment on mortgage servicing rights	384	(1)
Gain on sale of loans and securities, net	251	-
Other-than-temporary impairment losses on securities	(91)	(39)
Other noninterest income	66	62
Total noninterest income	1,337	679
Salaries and benefits	1,282	1,466
Net loss and expense on OREO	469	139
Other noninterest expense	1,257	1,427
Total noninterest expense	3,008	3,032
Income before income taxes	791	718
Income tax expense	245	222
Net income	546	496

	For the Three Months Ended March 31,
	2012	2011
Selected Financial Ratios and Other Data: (1)
Performance ratios:
Return on assets (ratio of net income to average total assets)	0.64%	0.60%
Return on equity (ratio of net income to average equity)	7.42	7.28
Interest rate spread information:
Average during period	5.16	5.07
End of period	5.16	5.06
Net interest margin(2)	5.23	5.18
Noninterest income to total net revenue(3)	25.23	14.84
Noninterest expense to average total assets	3.52	3.68
Average interest-earning assets to average interest-bearing liabilities	108.51	110.98
Efficiency ratio(4)	47.91	63.23

Asset quality ratios:
Nonperforming assets to total assets at end of period	2.81%	2.82%
Nonperforming loans to gross loans	2.57	2.06
Allowance for loan losses to nonperforming loans	56.28	72.24
Allowance for loan losses to gross loans	1.45	1.49
Net charge-offs to average loans outstanding	2.14	1.14

Capital ratios:
Equity to total assets at end of period	8.45%	8.15%
Average equity to average assets	8.62	8.28

Other data:
Number of full service offices	5	5

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(1) Performance ratios for the three month periods ended March 31, 2012 and 2011, are annualized, as appropriate.

(2) Net interest income divided by average interest earning assets.

(3) Noninterest income divided by the sum of noninterest income and net interest income.

(4) Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

Regulatory Capital Ratios of Sound Community Bank at March 31, 2012

	Actual		Minimum Capital Requirements		Minimum Required to Be Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Core capital (to total adjusted assets)	$28,650	8.24%	$13,910	4.0%	$17,388	5.0%
Core capital (to risk-weighted assets)	28,650	10.87%	10,542	4.0%	15,812	6.0%
Risked-based capital (to risk-weighted assets)	31,948	12.12%	21,083	8.0%	26,354	10.0%

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value, and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Sound Financial, Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results for 2012 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, delays in consummation of the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial, Inc.
Media:
Laurie Stewart, 206-448-0884 x-306
or
Financial:
Matt Deines, 206-448-0884 x-305